UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

ICONIC SPORTS ACQUISITION CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-40953 (Commission File Number)	98-1596288 (IRS Employer Identification No.)

190 Elgin Avenue George Town, Grand Cayman Cayman Islands (Address of Principal Executive Offices)		KY1-9008 (Zip Code)

+44 (0) 2703 93702

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ICNC.U	New York Stock Exchange
Class A ordinary shares included as part of the Units	ICNC	New York Stock Exchange
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ICNC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item   5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Iconic Sports Acquisition Corp. (the “Company”) is mourning the passing of Gianluca Vialli, its Co-Chief Executive Officer. Gianluca was one of the most iconic and successful professional footballers of the modern era, enjoying an incredible career as a player and manager in Italy and England and earning countless trophies including the Scudetto, Coppa Italia, UEFA Champions League, UEFA Cup Winners Cup, UEFA Cup, FA Cup, League Cup and, most recently, the 2020 Euros as head of the Italian national football team delegation. Gianluca, or ‘Luca’ as he was known to us, was an inspiring leader, a dedicated colleague and true friend to many across the sporting sector. He made a significant professional and personal contribution to the Company and the thoughts and sincere condolences of everyone at the Company are with the Vialli family at this extremely sad time.

Following Mr. Vialli’s death, Fausto Zanetton was appointed by the Company’s board of directors on January 23, 2023 as the Company’s sole Chief Executive Officer and assumed the role of principal executive officer in addition to his current role of principal financial and accounting officer as the Company’s Chief Financial Officer.

Mr. Zanetton has served as the Company’s Co-Chief Executive Officer since September 2021 and Chief Financial Officer since April 2021. Mr. Zanetton is a much sought-after and trusted advisor in the sports industry and has over 20 years of experience advising global media, sports and technology companies. Mr. Zanetton has served as the Chief Executive Officer of Tifosy Capital & Advisory (“Tifosy”) since 2015, which he co-founded with Gianluca Vialli after seeing an unprecedented need for high-quality advisory services and financing solutions in professional sports. Mr. Zanetton directs Tifosy’s strategy and is responsible for managing the firm day-to-day, as well as in the sports sector advising clients on large-scale mergers and acquisitions and financing transactions. Mr. Zanetton has worked with professional sports franchises across Europe and the United States and has recently advised on transactions involving Football Club Internazionale Milano, Inter Miami CF, Parma Calcio 1913, Sampdoria, Glasgow Rangers Football Club, Queens Park Rangers Football Club, A.C. Pisa 1909, Norwich City Football Club and others. He has also been a speaker at various industry conferences, including Leaders in Sport, Soccerex Global Convention and Web Summit. Mr. Zanetton previously held various positions as an experienced sports, media and entertainment banker at Morgan Stanley and Goldman Sachs, with additional sector experience at PricewaterhouseCoopers in Brussels and Boston. Mr. Zanetton has a successful track record in leading high-profile transactions.

Mr. Zanetton will not be compensated by the Company for his services as sole Chief Executive Officer and he has not entered into an employment agreement with the Company. The Indemnity Agreement and Letter Agreement that Mr. Zanetton entered into in connection with the Company’s initial public offering will continue to apply to Mr. Zanetton in his role as sole Chief Executive Officer.

There were no arrangements or understandings between Mr. Zanetton and any other person pursuant to which Mr. Zanetton was selected as an officer. Mr. Zanetton does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIC SPORTS ACQUISITION CORP.

Date: January 24, 2023	By:	/s/ Fausto Zanetton
Fausto Zanetton
Chief Executive Officer and Chief Financial Officer